    As filed with the Securities and Exchange Commission on July 9, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                           REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                               THE ROWE COMPANIES
             (Exact name of registrant as specified in its charter)

                          Nevada                                                    54-0458563
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

      1650 Tysons Boulevard, Suite 710, McLean, Virginia                               22102
          (Address of principal executive offices)                                  (Zip Code)

                               THE ROWE COMPANIES
                              AMENDED AND RESTATED
                      1993 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                            Dave M. Muchnikoff, P.C.
                             Craig M. Scheer, Esq.
                        Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                            7/th/ Floor - East Tower
                            1100 New York Avenue, NW
                             Washington, DC  20005
                    (Name and address of agent for service)

                                 (202) 414-6100
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum    Proposed maximum
                                          Amount to be      offering price        aggregate           Amount of
Title of securities to be registered     registered/(1)/      per share         offering price     registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share                        2,000,000  shares             /(2)/    $20,717,586/(2)/        $5,760/(2)/
===================================================================================================================

_____________________
/(1)/ Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

/(2)/ Pursuant to Rule 457(h), of the 2,000,000 shares being registered hereby
      (i) 116,235 shares are subject to options with an exercise price of $8.5625 per share ($995,263 in the aggregate); (ii) 31,500 shares are subject to options with an exercise price of $10.000 per share ($315,000 in the aggregate); (iii) 2,000 shares are subject to options with an exercise price of $12.8750 per share ($25,750 in the aggregate); (iv) 10,000 shares are subject to options with an exercise price of $13.2500 per share ($132,500 in the aggregate); (v) 323,000 shares are subject to options with an exercise price of $10.1250 per share ($3,270,375 in the aggregate); and (vi) the remaining 1,517,265 shares which have not been awarded to date are being registered based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange of $10.53125 per share on July 6, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $1.00 per share (the "Common Stock"), of The Rowe Companies (the "Company"), authorized for issuance under the Company's Amended and Restated 1993 Stock Option and Incentive Plan (the "Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 33-70486) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of
Part II of the Initial Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

    The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

(a) the Company's Annual Report on Form 10-K for the fiscal year ended November 29, 1998 (File No. 1-10226) filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

(c) the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-74504) filed with the Commission on January 7, 1994, and all amendments thereto or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

    The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to:
Arthur H. Dunkin, Secretary-Treasurer, The Rowe Companies, 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102, telephone number (703) 847-8670.

    All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8. Exhibits.
        --------


Regulation
   S-K                                                        Reference to Prior
 Exhibit                                                      Filing or Exhibit
 Number                     Document                        Number Attached Hereto
----------  ---------------------------------------  -----------------------------------
   4.1      Articles of Incorporation of The Rowe    Incorporated herein by reference to
            Companies                                the Company's Registration
                                                     Statement on Form S-1
                                                     (Registration No. 33-74504),
                                                     filed January 27, 1994

   4.2      Certificate of Amendment, dated          Attached as Exhibit 4.2
            March 30, 1999, of Articles of
            Incorporation of The Rowe Companies

   4.3      Bylaws of The Rowe Companies             Attached as Exhibit 4.3

   4.4      Specimen form of common                  Incorporated herein by
            stock certificate of                     reference to the Company's
            The Rowe Companies                       Registration Statement on Form 8-A
                                                     (File No. 1-10226),
                                                     filed January 27, 1994

     5      Opinion of Silver,                       Attached as Exhibit 5
            Freedman & Taff, L.L.P.

  23.1      Consent of BDO Seidman LLP               Attached as Exhibit 23.1


  23.2      Consent of Silver,                       Included in Exhibit 5
            Freedman & Taff, L.L.P.

  24        Power of Attorney                        Contained on Signature Page

  99        The Rowe Companies Amended and           Attached as Exhibit 99
            Restated 1993 Stock Option and
            Incentive Plan

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of McLean, Commonwealth of Virginia, on July 9, 1999.

                                THE ROWE COMPANIES,
                                a Nevada corporation



                                By:  /s/ Gerald M. Birnbach
                                     ----------------------------
                                     Gerald M. Birnbach, Chairman of the Board,
                                       President and Director
                                     (Duly Authorized Representative)


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald M. Birnbach, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Gerald M. Birnbach                       /s/ Richard E. Cheney
-------------------------------------        ---------------------------
Gerald M. Birnbach, Chairman of the          Richard E. Cheney, Director
  Board, President and Director
(Principal Executive Officer)


Date: July 9, 1999                           Date: July 9, 1999

/s/ Arthur H. Dunkin                         /s/ Harvey I. Ptashek
-------------------------------------        ---------------------------
Arthur H. Dunkin, Secretary-Treasurer and    Harvey I. Ptashek,
Director  (Principal Accounting and          Director
Financial Officer)


Date:  July 9, 1999                         Date:   July 9, 1999
     _________________                            _________________


/s/ Charles T. Rosen                         /s/ Keith J. Rowe
-------------------------------------        ---------------------------
Charles T. Rosen, Director                   Keith J. Rowe, Director


Date:   July 9, 1999                         Date:   July 9, 1999
      _________________                            _________________


/s/ Sidney J. Silver                         /s/ Allan Tofias
-------------------------------------        ---------------------------
Sidney J. Silver, Director                   Allan Tofias, Director


Date:    July 9, 1999                        Date:   July 9, 1999
      _________________                            _________________


/s/ Gerald O. Woodlief
-------------------------------------
Gerald O. Woodlief, Director


Date:   July 9, 1999
      _________________

                                 EXHIBIT INDEX


 Exhibit
 Number
 -------
Exhibit 4.2     Certificate of Amendment, dated March 30, 1999, of Articles of
                Incorporation of The Rowe Companies

Exhibit 4.3     Bylaws of The Rowe Companies

Exhibit 5       Opinion of Silver, Freedman & Taff, L.L.P.

Exhibit 23.1    Consent of BDO Seidman, LLP

Exhibit 23.2    Consent of Silver, Freedman & Taff, L.L.P. (contained in Exhibit 5)

Exhibit 24      Power of Attorney (contained on signature page)

Exhibit 99      The Rowe Companies Amended and Restated 1993 Stock Option and
                Incentive Plan